Exhibit 99.1

On April 18, 2019, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. Announces Dividend

Dividend will be payable June 17, 2019

Columbus Grove, Ohio, April 18, 2019 – United Bancshares, Inc. (NASDAQ: UBOH) announced today that its Board of Directors approved a cash dividend of $0.13 per common share payable June 17, 2019 to shareholders of record at the close of business on May 31, 2019.

United Bancshares, Inc. is the holding company of The Union Bank Company, which serves Allen, Delaware, Franklin, Hancock, Marion, Putnam, Sandusky, Van Wert and Wood Counties in Ohio, with office locations in Bowling Green, Columbus Grove, Delaware, Delphos, Findlay, Gahanna, Gibsonburg, Kalida, Leipsic, Lima, Marion, Ottawa, Pemberville and Westerville Ohio.

United Bancshares, Inc. has 3,270,635 common shares outstanding as of March 31, 2019.

Contact:

Brian D. Young

President and CEO

United Bancshares, Inc.

105 Progressive Drive

Columbus Grove, Ohio  45830

(419) 659-2141

Email: info@theubank.com